UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  August 23, 2007

THE BOMBAY COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7832	75-1475223
(Commission File Number)	(I.R.S. Employer Identification No.)

550 Bailey Avenue, Fort Worth, Texas	76107
(Address of Principal Executive Officers)	(Zip Code)

(817) 347-8200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

CFR 240.13e-4 (c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Compensatory Arrangements of Certain Officers

On August 23, 2007, the Board of Directors of The Bombay Company, Inc. (the “Company”) approved a recommendation of the Compensation and Human Resources Committee of the Board of Directors that, effective August 20, 2007, the annual base salaries of Elaine Crowley, Senior Vice President, Treasurer and Chief Financial Officer, Donald Roach, Senior Vice President, Operations and Michael Veitenheimer, Senior Vice President, Secretary and General Counsel, be increased.  Ms. Crowley’s annual base salary was increased from $256,000 to $300,000, Mr. Roach’s annual base salary was increased from $235,000 to $265,000, and Mr. Veitenheimer’s annual base was increased from $225,000 to $265,000.  The increases to the individuals’ base salaries were made in connection with the assumption of additional responsibilities resulting from the Company’s ongoing turnaround and restructuring efforts and to maintain competitive pay levels.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                THE BOMBAY COMPANY, INC.
                (Registrant)

Date:  August 29, 2007                                                                                By:  /S/ ELAINE D. CROWLEY
                Elaine D. Crowley,
                Senior Vice President, Chief Financial Officer
                and Treasurer